SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 6, 2001

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telphone number, including area code	(781) 749-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

                              Certificate of Amendment.

         The Talbots, Inc. (the “Company”) executed a Certificate of Amendment of the Certificate of Incorporation of the Company on May 24, 2001 (the “Certificate of Amendment”), increasing the number of authorized shares of Common Stock of the Company, par value $.01 per share, from 100,000,000 shares to 200,000,000 shares. The Certificate of Amendment was filed with the Secretary of State of Delaware on May 30, 2001.

                              Letters of Credit Facilities.

         On March 6, 2001, Fleet National Bank (formerly BankBoston, N.A.) confirmed that it holds an aggregate of $115,000,000 in various lines of credit for the Company.

         On July 17, 2001, the Hong Kong and Shanghai Banking Corporation Limited ("HSBC") approved a renewal of its Credit Facility with the Company and increased such amount to $100,000,000 beginning October 1, 2001.

                                Amended and Restated 1993 Executive Stock Based Incentive Plan.

         On May 24, 2001, the shareholders of the Company approved certain amendments to the Amended and Restated 1993 Executive Stock Based Incentive Plan.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 3.1	Certificate of Amendment of the Certificate of Incorporation of The Talbots, Inc., dated May 24, 2001 and filed with the Secretary of State of Delaware on May 30, 2001.

Exhibit 10.9	Letter Agreement concerning credit facilities between Fleet National Bank (formerly BankBoston, N.A.) and the Company dated March 6, 2001.

Exhibit 10.10	Letter Agreement concerning credit facilities between HSBC and the Company dated July 17, 2001.

Exhibit 10.24	Amended and Restated 1993 Executive Stock Based Incentive Plan.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE TALBOTS, INC.

Dated: September 6, 2001           By:   CAROL GORDON STONE
                                         _______________________________________
                                         Carol Gordon Stone
                                         Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit 3.1	Certificate of Amendment of the Certificate of Incorporation of The Talbots, Inc., dated May 24, 2001 and filed with the Secretary of State of Delaware on May 30, 2001.

Exhibit 10.9	Letter Agreement concerning credit facilities between Fleet National Bank (formerly BankBoston, N.A.) and the Company dated March 6, 2001.

Exhibit 10.10	Letter Agreement concerning credit facilities between HSBC and the Company dated July 17, 2001.

Exhibit 10.24	Amended and Restated 1993 Executive Stock Based Incentive Plan.